Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in the Registration Statement on Form S-1 and to the incorporation by reference of our report dated March 27, 2014 on our audits of the consolidated financial statements of SurePure Inc. and Subsidiaries for the years ended December 31, 2013 and 2012, included in this Registration Statement on Form S-1.

/s/ Rosen Seymour Shapss Martin & Company LLP
New York, NY
April 21, 2014